                                                                    Exhibit 25.3

       ___________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            _________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   ___________________________________________
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    _________________________________________

                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)

New York                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 Park Avenue
New York, New York                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

                  ____________________________________________

                            BP Canada Finance Company
Nova Scotia
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

240-4th Avenue S.W.
Calgary, Alberta
Canada                                                                  T2P 4H4
(Address of principal executive offices)                              (Zip Code)

                                 Debt Securities
                       (Title of the indenture securities)

                  ____________________________________________


                                     GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany, New York 12110.

              Board of Governors of the Federal Reserve System, Washington, D.C., 20551

              Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.


Item 2.  Affiliations with the Obligor and Guarantors.

         If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Restated Organization Certificate of the Trustee and the Certificate of Amendment dated November 9, 2001.

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001 in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee.

           5. Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8. Not applicable.

           9. Not applicable.
                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 19th day of February, 2002.

                                              JPMORGAN CHASE BANK

                                          By /s/ William G. Keenan
                                                 -------------------------------
                                             /s/ William G. Keenan
                                                 Assistant Vice President

                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                            at the close of business
                    September 30, 2001, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
                     ASSETS                                        in Millions
Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin .........................................      $ 20,204
     Interest-bearing balances .................................        34,014
Securities:
Held to maturity securities ....................................           462
Available for sale securities ..................................        58,587
Federal funds sold and securities purchased under
     agreements to resell ......................................        50,374
Loans and lease financing receivables:
     Loans and leases held for sale ............................         1,581
     Loans and leases, net of unearned income ..................      $164,271
     Less: Allowance for loan and lease losses .................         2,468
     Loans and leases, net of unearned income and
     allowance .................................................       161,803
Trading Assets .................................................        60,294
Premises and fixed assets (including capitalized leases) .......         4,604
Other real estate owned ........................................            43
Investments in unconsolidated subsidiaries and
     associated companies ......................................           365
Customers' liability to this bank on acceptances
     outstanding ...............................................           295
Intangible assets
     Goodwill ..................................................         1,686
     Other Intangible assets ...................................         3,549
Other assets ...................................................        36,940
                                                                      --------
TOTAL ASSETS ...................................................      $434,801
                                                                      ========

                                   LIABILITIES
Deposits
     In domestic offices .....................................................   $146,738
     Noninterest-bearing .....................................................   $ 64,312
     Interest-bearing ........................................................     82,426
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's ..................................................    114,404
        Noninterest-bearing ..................................................   $  7,400
     Interest-bearing ........................................................    107,004

Federal funds purchased and securities sold under agree-
ments to repurchase ..........................................................     58,982
Trading liabilities ..........................................................     41,387
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases) ...............................     10,439
Bank's liability on acceptances executed and outstanding .....................        295
Subordinated notes and debentures ............................................      6,355
Other liabilities ............................................................     31,271
TOTAL LIABILITIES ............................................................    409,871
Minority Interest in consolidated subsidiaries ...............................        114

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus ................................          0
Common stock .................................................................      1,211
Surplus  (exclude all surplus related to preferred stock) ....................     12,715
     Retained earnings .......................................................     10,641
     Accumulated other comprehensive income ..................................        249
Other equity capital components ..............................................          0
TOTAL EQUITY CAPITAL .........................................................     24,818
                                                                                 --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL .....................   $434,801
                                                                                 ========


I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WILLIAM B. HARRISON, JR.)
                                    DOUGLAS A. WARNER III   ) DIRECTORS
                                    FRANK A. BENNACK, JR.   )

                                      -5-